UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 17, 2023

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Frontier Communications Parent, Inc. (“Frontier”) held its 2023 Annual Meeting of Stockholders on May 17, 2023.  There were 228,597,663 shares of common stock present at the Annual Meeting, or 93.2% of the shares of common stock outstanding on March 21, 2023, the record date for the Annual Meeting.

The following items were submitted to a vote of stockholders:

(1)	At the Meeting, the vote to elect nine (9) directors to hold office until the next annual stockholder meeting or until his or her successor has been elected and qualified, was as follows:

	FOR	AGAINST	WITHHOLD
Kevin L. Beebe	207,198,209	1,434,217	156,322
Lisa V. Chang	207,393,094	1,244,907	150,747
Pamela L. Coe	206,998,764	1,638,308	151,676
Nick Jeffery	208,289,957	383,374	115,417
Stephen C. Pusey	208,013,521	656,389	118,838
Margaret M. Smyth	205,024,906	3,554,312	209,530
John G. Stratton	203,101,213	5,571,809	115,726
Maryann Turcke	199,824,297	8,813,699	150,752
Prat Vemana	208,021,004	654,452	113,292

There were 19,808,915 broker non-votes with respect to each nominee.

(2)	The appointment of KPMG LLP as Frontier’s independent registered public accounting firm for 2023 was ratified with the following vote:

FOR	AGAINST	ABSTAIN
219,497,237	9,040,476	59,950

There were no broker non-votes with respect to this matter.

(3)	The advisory vote to approve named executive compensation was approved and received the following vote:

FOR	AGAINST	ABSTAIN
161,463,107	46,549,964	775,677

There were 19,808,915 broker non-votes with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: May 22, 2023	By:	/s/ Mark Nielsen
Mark Nielsen
Executive Vice President, Chief Legal and Regulatory Officer